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                        PAINE WEBBER GROUP INC.

                                  to

                        CHEMICAL BANK DELAWARE




                         ------------------
                    Subordinated Debt Securities

                         ------------------

                    Third Supplemental Indenture

                         ------------------

                    Dated as of November 30, 1993

                     Supplementing the Indenture
                      Dated as of March 15, 1988

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


                   THIRD SUPPLEMENTAL INDENTURE dated as of
              November 30, 1993, between PAINE WEBBER GROUP
              INC., a corporation duly organized and
              existing under the laws of Delaware (herein called the "Company"), having its principal office at 1285 Avenue of the Americas, New
              York, New York 10019, and CHEMICAL BANK
              DELAWARE, a corporation duly organized and existing under the laws of the State of Delaware, as Trustee (herein called the "Trustee").


                           RECITALS

          The Company and the Trustee are parties to an Indenture dated as of March 15, 1988, as supplemented by a First Supplemental Indenture dated as of September 22, 1989, and by a Second Supplemental Indenture dated as of March 22, 1991 (the "Indenture"), relating to the issuance from time to time by the Company of its Securities. Capitalized terms used herein and not otherwise defined shall have the meanings given them in the Indenture.

          The Company has requested the Trustee to join with it in the execution and delivery of this third supplemental indenture (the "Third Supplemental Indenture") in order to supplement and amend the Indenture by amending and restating certain provisions thereof for the purpose of redesignating the officers authorized and required to execute the Securities on behalf of the Company.

          Section 901 of the Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee, without the consent of any Holders of the Securities, to cure any ambiguity, to correct or supplement any provision therein which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect.

          The Company has determined that this Third
Supplemental Indenture complies with said Section 901 and does not require the consent of any Holders of Securities.

           At the request of the Trustee, the Company has furnished the Trustee with an Opinion of Counsel complying with the requirements of Section 903 of the Indenture, stating, among other things, that the execution of this Third Supplemental Indenture is authorized or permitted by the Indenture, and an Officers' Certificate and Opinion of Counsel complying with the requirements of Section 102 of the Indenture, and has delivered to the Trustee a Board
Resolution as required by Section 901 of the Indenture authorizing the execution by the Company of this Third
Supplemental Indenture and its delivery by the Company to the Trustee.

          All things necessary to make this Third
Supplemental Indenture a valid agreement of the Company and the Trustee, in accordance with the terms of the Indenture, and a valid amendment of and supplement to the Indenture have been done.

          NOW, THEREFORE, THIS THIRD SUPPLEMENTAL INDENTURE
WITNESSETH:

          For and in consideration of the premises, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

I.  AMENDMENT TO THE INDENTURE

          The first sentence of Section 303 of the Indenture is amended to read in its entirety as follows:

"The Securities shall be executed on behalf of the Company by manual or facsimile signatures of its Chairman, its President or any of its Vice Presidents or its Treasurer, under its corporate seal reproduced thereon attested by the manual or facsimile signature of its Secretary or one of its Assistant Secretaries."

II. GENERAL PROVISIONS

          A. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correcthess of the same. The Trustee makes no representation as to the validity of this Third Supplemental Indenture. The Indenture, as supplemented and

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                                                                 3

amended by this Third Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

          B. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

          C. This Third Supplemental Indenture shall be deemed to be a contract under the laws of the State of New
York and for all purposes shall be governed by and construed in accordance with the laws of said State.

          IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                     PAINE WEBBER GROUP INC.,


                                        by
                                        -------------------------
                                        Name:
                                        Title:
[Seal]

Attest:


--------------------



                                     CHEMICAL BANK DELAWARE,
                                       as Trustee,


                                       by
                                       -------------------------
                                       Name:
                                       Title:
[Seal]

Attest:


-------------------------

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                                                                 4

amended by this Third Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed.

                   B. This instrument may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                   C. This Third Supplemental Indenture shall be deemed to be a contract under the laws of the State of New
York and for all purposes shall be governed by and construed in accordance with the laws of said State.

                   IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, and their corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                   PAINE WEBBER GROUP INC.,

                                     by
                                     -------------------------
                                     Name:
                                     Title:


[Seal]

Attest:


----------------------------


                                   CHEMICAL BANK DELAWARE,
                                     as Trustee,


                                     by
                                     -------------------------
                                     Name:
                                     Title:

[Seal]

Attest:


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